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                                                           Exhibit 23(c)

                        Independent Auditors' Consent

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Community Bank Shares of Indiana, Inc. on Form S-4 of our report dated February 2, 1998, included and incorporated by reference in the Annual Report on Form 10-K of Community Bank Shares of Indiana, Inc. for the year ended December 31, 1997, and to the use of our report dated February 2, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus.



                                       /s/ Monroe Shine & Co., Inc.
                                       ----------------------------------
                                           Monroe Shine & Co., Inc.
                                           New Albany, Indiana
                                           March 25, 1998